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                                                                    EXHIBIT 99.4

                               PARK 'N VIEW, INC.

                               OFFER TO EXCHANGE

                      SERIES B 13% SENIOR NOTES DUE 2008,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                FOR ANY AND ALL
                 OUTSTANDING SERIES A 13% SENIOR NOTES DUE 2008

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
                 , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

     Enclosed for your consideration is a Prospectus of Park 'N View, Inc., a
Delaware corporation (the "Company"), dated               , 1998 (the
"Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") registered Series B 13% Senior Notes due 2008 (the "New Notes") for any and all outstanding Series A 13% Senior Notes due 2008 (the "Old Notes") (CUSIP No. 700592AA6), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 27, 1998, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation.

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on               , 1998 (the "Expiration Date") (30 calendar
days following the commencement of the Exchange Offer), unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."

          3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

                               PARK 'N VIEW, INC.

                               OFFER TO EXCHANGE

                      SERIES B 13% SENIOR NOTES DUE 2008,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                FOR ANY AND ALL
                 OUTSTANDING SERIES A 13% SENIOR NOTES DUE 2008

     The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated               , 1998, of Park 'N View, Inc., a Delaware
corporation, and the related Letter of Transmittal.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

   [ ] Please tender my Old Notes held by you for my account. If I do not wish to tender all of the Old Notes held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Old Notes that I do not wish tendered.

   [ ]  Please do not tender any Old Notes held by you for my account.

                                     SIGN HERE

   Signature(s)
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   Please type or print name(s) here
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   Please type or print address(es) here
   ----------------------------------------------------------------------

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   Area Code and Telephone Number
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   Taxpayer Identification or
   Social Security Number
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UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR
SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD
NOTES.

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